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
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                                                        AMERIKING, INC.
                                                       CALCULATION OF EPS
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                                                                                      Dec. 26, 2000 to         Dec. 28, 1999 to
                                                                                      ----------------         ----------------
                                                                                       Jun. 25, 2001            Jun. 26, 2000
                                                                                      ----------------         ----------------
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
INCOME (LOSS) BEFORE EXTRAORDINARY ITEM                                                 (19,589,000)              (2,280,000)
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Earnings available to stockholders
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Dividends
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     Preferred Stock                                                                       (324,000)                (306,000)
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     Senior Preferred Stock                                                              (3,332,000)              (2,917,000)
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Amortization of issuance costs                                                              (60,000)                 (59,000)
                                                                                        -----------               ----------
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Income (loss) before extraordinary item available to common stockholders                (23,305,000)              (5,562,000)
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Extraordinary item - loss from early extinguishment of debt (net of taxes)                        -                        -
                                                                                        -----------               ----------
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Income (loss) available to common stockholders                                          (23,305,000)              (5,562,000)
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Weighted average number of common shares                                                    902,992                  902,992
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Dilutive effect of options and warrants                                                           -                        -
                                                                                        -----------               ----------
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Weighted average number of common shares outstanding - basic                                902,992                  902,992
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Net income (loss) per common share before extraordinary item - basic                         (25.81)                   (6.16)
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Extraordinary item - basic                                                                        -                        -
                                                                                        -----------               ----------
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Net income (loss) per common share - basic                                                   (25.81)                   (6.16)
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Net income (loss) per common share before extraordinary item - diluted                       (25.81)                   (6.16)
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Extraordinary item - diluted                                                                      -                        -
                                                                                        -----------               ----------
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Net income (loss) per common share - diluted                                                 (25.81)                   (6.16)
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Weighted average number of common shares basic:
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     Original shares                                                                        863,290                  863,290
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     Option shares                                                                            9,702                    9,702
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     Warrant shares                                                                               -                        -
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     Common stock units                                                                      30,000                   30,000
                                                                                        -----------               ----------
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     Total                                                                                  902,992                  902,992
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Weighted average number of common shares - diluted
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     Original shares                                                                        863,290                  863,290
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     Option shares                                                                            9,702                    9,702
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     Warrant shares                                                                               -                        -
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     Common stock units                                                                      30,000                   30,000
                                                                                        -----------               ----------
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     Total                                                                                  902,992                  902,992
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